UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2023

Premier, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36092	35-2477140
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13034 Ballantyne Corporate Place

Charlotte, NC28277

(Address of principal executive offices, including zip code)

(704) 357-0022

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value	PINC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure

Beginning July 26, 2023, representatives of Premier, Inc. (the “Company”) will meet with investors, analysts and other stakeholders or interested parties and expect to refer to information, in whole or part, in the Stewardship Outreach, July 2023 presentation (the “Investor Presentation”) attached to this Current Report on Form 8-K as Exhibit 99.1.

Prior to the public announcement of the Company’s fiscal 2023 financial results, currently scheduled for August 22, 2023, the Company will not comment on or update its fiscal 2023 fourth quarter or full year financial performance or the matters set forth under the caption “Fiscal 2023 Guidance” in its press release dated May 2, 2023, filed as Exhibit 99.1 to the Company’s Form 8-K filed May 3, 2023.

Pursuant to Regulation FD, the Company hereby furnishes the Investor Presentation attached as Exhibit 99.1 to this Current Report on Form 8-K, which information is incorporated into this Item 7.01 by this reference.

The information in this Current Report on Form 8-K under this Item 7.01, as well as Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such a filing. The furnishing of this report is not intended to constitute a determination by the registrant that the information is material or that the dissemination of the information is required by Regulation FD.

The information included in this Current Report on Form 8-K and any exhibits hereto will not be deemed an admission as to the materiality of any such information.

Forward-Looking Statements

Statements made in the Investor Presentation that are not statements of historical or current facts, including but not limited to those related to the Company’s ability to advance its long-term strategies, its ability to achieve annual and multi-year compound annual growth targets for total net revenue, adjusted EBITDA and adjusted EPS, the outcome of the evaluation of potential strategic alternatives, its continued ability to address the evolving healthcare trends in supply chain, staffing, technology-enablement and artificial intelligence, the impact of a shift to enterprise-level analytics agreements and its ability to replace converted SaaS-based revenue from existing members, the impact of its investments in adjacent markets businesses, its future organic growth and acquisition strategies, the impact of its subsidiary reorganization on its expected effective income tax rate, the payment of dividends at current levels, or at all, and the timing and number of shares repurchased under its share repurchase program, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “remains committed to,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to the Company’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the Company’s control. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s periodic and current filings with the Securities and Exchange Commission (the “SEC”), including those discussed under the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” section of the Company’s Form 10-K (as amended) for the year ended June 30, 2022, and Forms 10-Q for the quarters ended September 30, 2022, December 31, 2022 and March 31, 2023 (as amended), each filed with the SEC, and also available on the Company’s website at investors.premierinc.com. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events that occur after that date, or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Premier, Inc. Investor Presentation, July 2023, as of the date of this Current Report on Form 8-K

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Premier, Inc.

Date: July 25, 2023	By:	/s/ Michael J. Alkire
	Name:	Michael J. Alkire
	Title:	President and Chief Executive Officer